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 Drewry Shipping Consultants Ltd., Drewry House, Meridian Gate, 213 Marsh Wall,
            London E14 9FJ, England Telephone: +44 (0) 20 7538 0191:
          Facsimile:+44 (0) 20 7987 9396 Email: enquiries@drewry.co.uk
                            Website: www.drewry.co.uk

Navios Maritime Holdings Inc.
67 Notara Street
Piraeus
Greece 185 35

31 October, 2005

Dear Sir/Madam

Reference is made to the Form F-1 registration statement (the "Registration
Statement") relating to the prospectus of Navios Maritime Holdings Inc. (the
"Company") being filed in connection with the potential issuance of shares of common stock underlying the Company's publicly traded warrants. We hereby consent to all references to our name in the Registration Statement and to the use of the statistical information supplied by us set forth in sections of the
Registration Statement entitled "The International Dry Bulk Shipping Industry".
We further advise the Company that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:

o     We have accurately described the international dry bulk shipping industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented, and:

o     Our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of actual transactions occurring in the dry bulk shipping industry.

We hereby consent to the filing of this letter as an exhibit to the Registration
Statement of the Company on Form F-1 to be filed with the U.S. Securities and
Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Registration Statement entitled
"Experts".

Yours faithfully

/s/ Nigel Gardiner
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Nigel Gardiner
Managing Director
Drewry Shipping Consultants Ltd.

Drewry Shipping Consultants Limited - registered in London, England No. 3289135